Exhibit 99.1

Contact:

Investors:	Media:
888-969-7879	888-969-7879
IR@travere.com	mediarelations@travere.com

Travere Therapeutics Reports First Quarter 2024 Financial Results
FDA grants Priority Review for sNDA to convert FILSPARI® (sparsentan) from accelerated approval to full approval for the treatment of IgAN in the U.S.; PDUFA target action date of September 5, 2024
Received 511 new patient start forms (PSFs) for FILSPARI in Q1 2024; Total of 1,963 PSFs received since launch
Net product sales of FILSPARI totaled $19.8 million for the first quarter of 2024
European Commission recently granted conditional marketing authorization (CMA) to FILSPARI for the treatment of IgAN in Europe; first launch in European markets anticipated in H2 2024
First patients dosed in pivotal Phase 3 HARMONY Study of pegtibatinase in classical homocystinuria (HCU); topline data anticipated in 2026
Cash, cash equivalents, and marketable securities as of March 31, 2024, totaled $441.0 million

SAN DIEGO, May 6, 2024 – Travere Therapeutics, Inc. (NASDAQ: TVTX) today reported its first quarter 2024 financial results and provided a corporate update.
"We are off to an excellent start to 2024. We are reporting new highs in both demand and revenue for FILSPARI in IgAN during the first quarter, with continuing strong trends into the second quarter. Additionally, the FDA recently granted Priority Review to our sNDA seeking the conversion of accelerated approval of FILSPARI to full approval for IgAN in the U.S., and FILSPARI recently received conditional marketing authorization for IgAN in Europe. Our strong performance and achievement of these key regulatory milestones furthers our confidence in being able to deliver significant growth in 2024 and beyond,” said Eric Dube, Ph.D., president and chief executive officer of Travere Therapeutics. “Additionally, we remain on track with the other priorities to expand our growth, including dosing the first patients with HCU in our pivotal program designed to deliver pegtibatinase as the only disease modifying therapy for HCU. We also continue to review our data from the DUPLEX Study and engage with the nephrology community to facilitate our planned engagement with FDA on potential regulatory pathways for sparsentan in FSGS.”
Financial Results for Continuing Operations for the Quarter Ended March 31, 2024
The following financial results discussion compares Travere’s continuing operations. All periods unless otherwise specified have been adjusted to exclude discontinued operations related to the divestiture of the bile acid product portfolio completed on August 31, 2023.
Net product sales for the first quarter of 2024 were $40.0 million, compared to $24.2 million for the same period in 2023. The difference is attributable to an increase in sales from the ongoing commercial launch of FILSPARI.
Research and development (R&D) expenses for the first quarter of 2024 were $49.4 million, compared to $58.2 million for the same period in 2023. The reduction in expense is largely attributable to decreased personnel costs and lower development costs related to FILSPARI as the Phase 3 programs advance towards completion. On a non-GAAP adjusted basis, R&D expenses were $45.8 million for the first quarter of 2024, compared to $51.3 million for the same period in 2023.
Selling, general, and administrative (SG&A) expenses for the first quarter of 2024 were $64.2 million, compared to $66.0 million for the same period in 2023. The reduction in expense is largely attributable to a decrease in personnel and support costs. On a non-GAAP adjusted basis, SG&A expenses were $48.2 million for the first quarter of 2024, compared to $49.5 million for the same period in 2023.
The Company recognized a $65 million IPR&D milestone expense during the first quarter of 2024 as a result of achieving the first patient dosed in the pivotal HARMONY Study of pegtibatinase in HCU. The milestone payment is expected to occur in the second quarter of 2024.
Total other income, net, for the first quarter of 2024 was $3.5 million, compared to $0.9 million for the same period in 2023. The difference is largely attributable to an increase in interest income during the period.
Net loss including discontinued operations for the first quarter of 2024 was $136.1 million, or $1.76 per basic share, compared to a net loss of $86.3 million, or $1.27 per basic share for the same period in 2023. On a non-GAAP adjusted basis, net loss including discontinued operations for the first quarter of 2024 was $116.2 million, or $1.51 per basic share, compared to a net loss of $62.9 million, or $0.92 per basic share for the same period in 2023.
As of March 31, 2024, the Company had cash, cash equivalents, and marketable securities of $441.0 million. During the first quarter of 2024, the Company had non-recurring cash use of approximately $61 million related to the previously announced strategic restructuring, first quarter compensation expense, delivery of inventory and transfer of receivables related to the divestiture of the bile acid product portfolio. The Company continues to anticipate that operating cash use will decline throughout 2024.
Program Updates and Anticipated Milestones
FILSPARI® (sparsentan) – IgAN
•On February 17, 2023, the U.S. Food and Drug Administration (FDA) granted accelerated approval to FILSPARI to reduce proteinuria in adults with primary IgAN at risk of rapid disease progression, generally a urine protein-to-creatinine ratio (UPCR) ≥1.5 g/g. FILSPARI became commercially available the week of February 27, 2023. Commercial progress in the ongoing launch has resulted in:
•511 new patient start forms (PSFs) received in the first quarter of 2024; as of March 31, 2024, a total of 1,963 PSFs had been received since approval.
•Net product sales of $19.8 million during the first quarter, bringing the total to $49.0 million in net product sales since the beginning of the launch.
•In May 2024 the FDA granted Priority Review of the Company’s supplemental New Drug Application (sNDA) to convert FILSPARI from accelerated approval to full approval for the treatment of IgAN in the U.S. The FDA assigned a PDUFA target action date of September 5, 2024.
•In April 2024, the Company and its commercial partner CSL Vifor announced the European Commission granted conditional marketing authorization (CMA) for FILSPARI for the treatment of adults with primary IgAN with a urine protein excretion ≥1.0 g/day (or urine protein-to-creatinine ratio ≥0.75 g/g). The CMA is granted for all member states of the European Union, as well as in Iceland, Liechtenstein and Norway. The Company expects to receive a $17.5 million milestone payment from CSL Vifor upon conversion of the CMA to full approval, and the Company anticipates receiving an additional milestone payment in 2025 upon achievement of market access milestones in certain countries. The first launch of FILSPARI by CSL Vifor is expected in the second half of 2024. With the CMA approval, the Company expects to pay a $5.8 million milestone to Ligand Pharmaceuticals in the second quarter of 2024.
•In January 2024, the Company announced that it had entered into an exclusive licensing agreement with Renalys Pharma, Inc., to bring sparsentan to patients in Japan and other countries in Asia. Following successful meetings with the Pharmaceuticals and Medical Devices Agency (PMDA), Renalys Pharma announced in April 2024 that it has submitted an Investigational New Drug (IND) Application for a Phase 3 clinical trial in Japan. The Phase 3 study will be a multicenter, open-label, single arm study in Japanese patients with IgA nephropathy, and is planned to confirm the efficacy and safety of sparsentan in approximately 30 Japanese patients. Topline data from the study are expected in the second half of 2025.
•At the World Congress of Nephrology (April 13-16), the Company presented five abstracts, including a late-breaking oral presentation on subgroup analyses of the Phase 3 PROTECT Study of FILSPARI in IgAN, demonstrating a consistent treatment benefit in absolute eGFR change across baseline urine protein-to-creatinine ratio subgroups.
•Presentations also included preliminary findings from the SPARTAN Study which demonstrated an approximate 80 percent reduction in proteinuria and stable eGFR out to 36 weeks in newly diagnosed patients with IgAN, as well as the early clinical experience from the PROTECT open-label extension illustrating that the addition of sodium-glucose cotransporter-2 inhibitors (SGLT2i) to ongoing FILSPARI treatment is generally well-tolerated with additive benefit on proteinuria reduction in patients with IgAN.
•At the American Nephrology Nurses Association (ANNA) National Symposium (April 14-17), the Company presented four abstracts on the additional insights from the HONUS trial, including health-related quality of life (HRQoL) data and the humanistic burden experienced by patients with IgAN and FSGS.
•In 2024, the Company anticipates inclusion of FILSPARI into the draft Kidney Disease Improving Global Outcomes (KDIGO) Clinical Practice Guideline for the Management of Glomerular Diseases.
Sparsentan – Focal Segmental Glomerulosclerosis (FSGS)
•In 2024, the Company is conducting additional analyses of FSGS data with plans to engage with regulators to evaluate potential regulatory pathways for a sparsentan FSGS indication.
Pegtibatinase – Classical HCU
•In December 2023, the Company initiated the pivotal Phase 3 HARMONY Study to support the potential approval of pegtibatinase for the treatment of HCU. The HARMONY Study is a global, randomized, multi-center, double-blind, placebo-controlled Phase 3 clinical trial designed to evaluate the efficacy and safety of pegtibatinase as a novel treatment to reduce total homocysteine (tHcy) levels. The trial is expected to enroll approximately 70 patients with a diagnosis of classical HCU and tHcy levels ≥50 μM while maintaining their standard-of-care treatment. The primary endpoint is relative geometric mean change in plasma tHcy levels from baseline compared to weeks 6 through 12. Durability of treatment response through 24 weeks of treatment will also be measured as a secondary endpoint. Topline results from the HARMONY Study are expected in 2026.
•During the first quarter of 2024, the Company dosed the first patient in the Phase 3 HARMONY Study.
•The Company is nearing initiation of the ENSEMBLE Study, a Phase 3b, open-label, long-term extension, that will evaluate the ongoing efficacy and long-term safety of pegtibatinase in participants with HCU following their completion of the Phase 1/2 COMPOSE Study or the HARMONY Study. ENSEMBLE will include an optional protein tolerance modification sub-study that will evaluate if patients can increase their natural dietary protein intake and maintain an acceptable level of metabolic control while receiving pegtibatinase.

•At the Society for Inherited Metabolic Disorders (SIMD) annual meeting (April 14-17) and Genetic Metabolic Dieticians International (GMDI) conference (April 17-20), the Company presented eight abstracts covering the previously reported positive results from cohort 6 in the placebo-controlled Phase 1/2 COMPOSE Study, the trial design of the pivotal Phase 3 HARMONY Study, insights on the development of an innovative tool used for dietary management and monitoring in the Phase 3 HARMONY Study and open-label extension ENSEMBLE Study, as well as economic and clinical burdens of classical HCU in the U.S., and the association between homocysteine and clinical outcomes in patients with classical HCU.
Conference Call Information
Travere Therapeutics will host a conference call and webcast today, Monday, May 6, 2024, at 4:30 p.m. ET to discuss company updates as well as first quarter 2024 financial results. To participate in the conference call, dial +1 (888) 224-1005 (U.S.) or +1 (323) 794-2575 (International), confirmation code 2471523 shortly before 4:30 p.m. ET. The webcast can be accessed on the Investor page of Travere’s website at ir.travere.com/events-presentations. Following the live webcast, an archived version of the call will be available for 30 days on the Company’s website.
Use of Non-GAAP Financial Measures
To supplement Travere’s financial results and guidance presented in accordance with U.S. generally accepted accounting principles (GAAP), the Company uses certain non-GAAP adjusted financial measures in this press release and the accompanying tables. The Company believes that these non-GAAP financial measures are helpful in understanding its past financial performance and potential future results. They are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read in conjunction with the consolidated financial statements prepared in accordance with GAAP. Travere’s management regularly uses these supplemental non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. In addition, Travere believes that the use of these non-GAAP measures enhances the ability of investors to compare its results from period to period and allows for greater transparency with respect to key financial metrics the Company uses in making operating decisions.
Investors should note that these non-GAAP financial measures are not prepared under any comprehensive set of accounting rules or principles and do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. Investors should also note that these non-GAAP financial measures have no standardized meaning prescribed by GAAP and, therefore, have limits in their usefulness to investors. In addition, from time to time in the future the Company may exclude other items, or cease to exclude items that it has historically excluded, for purposes of its non-GAAP financial measures; because of the non-standardized definitions, the non-GAAP financial measures as used by the Company in this press release and the accompanying tables may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by the Company’s competitors and other companies.
As used in this press release, (i) the historical non-GAAP net loss measures exclude from GAAP net loss, as applicable, stock-based compensation expense, amortization and depreciation expense, and income tax; (ii) the historical non-GAAP SG&A expense measures exclude from GAAP SG&A expenses, as applicable, stock-based compensation expense, and amortization and depreciation expense; (iii) the historical non-GAAP R&D expense measures exclude from GAAP R&D expenses, as applicable, stock-based compensation expense, and amortization and depreciation expense.
About Travere Therapeutics
At Travere Therapeutics, we are in rare for life. We are a biopharmaceutical company that comes together every day to help patients, families, and caregivers of all backgrounds as they navigate life with a rare disease. On this path, we know the need for treatment options is urgent – that is why our global team works with the rare disease community to identify, develop, and deliver life-changing therapies. In pursuit of this mission, we continuously seek to understand the diverse perspectives of rare patients and to courageously forge new paths to make a difference in their lives and provide hope – today and tomorrow. For more information, visit travere.com
About FILSPARI (sparsentan)
FILSPARI (sparsentan) is a once-daily, oral medication designed to selectively target two critical pathways in the disease progression of IgAN (endothelin-1 and angiotensin II) and is the first and only non-immunosuppressive therapy approved for the treatment of this condition. FILSPARI is a prescription medicine indicated to reduce proteinuria in adults with primary IgAN at risk of rapid disease progression, generally a UPCR ≥1.5 g/g.
FILSPARI (sparsentan) U.S. Indication
FILSPARI is an endothelin and angiotensin II receptor antagonist indicated to reduce proteinuria in adults with primary immunoglobulin A nephropathy (IgAN) at risk of rapid disease progression, generally a UPCR ≥1.5 g/g.
This indication is granted under accelerated approval based on reduction in proteinuria. It has not been established whether FILSPARI slows kidney function decline in patients with IgAN. Continued approval for this indication may be contingent upon verification and description of clinical benefit in a confirmatory clinical trial.
FILSPARI (sparsentan) Important Safety Information
BOXED WARNING: HEPATOTOXICITY AND EMBRYO-FETAL TOXICITY
Because of the risks of hepatotoxicity and birth defects, FILSPARI is available only through a restricted program called the FILSPARI REMS. Under the FILSPARI REMS, prescribers, patients and pharmacies must enroll in the program.
Hepatotoxicity
Some Endothelin Receptor Antagonists (ERAs) have caused elevations of aminotransferases, hepatotoxicity, and liver failure. In clinical studies, elevations in aminotransferases (ALT or AST) of at least 3-times the Upper Limit of Normal (ULN) have been observed in up to 2.5% of FILSPARI-treated patients, including cases confirmed with rechallenge.

Measure transaminases and bilirubin before initiating treatment and monthly for the first 12 months, and then every 3 months during treatment. Interrupt treatment and closely monitor patients who develop aminotransferase elevations more than 3x Upper Limit of Normal (ULN).
FILSPARI should generally be avoided in patients with elevated aminotransferases (>3x ULN) at baseline because monitoring for hepatotoxicity may be more difficult and these patients may be at increased risk for serious hepatotoxicity.
Embryo-Fetal Toxicity
FILSPARI can cause major birth defects if used by pregnant patients based on animal data. Therefore, pregnancy testing is required before the initiation of treatment, during treatment and one month after discontinuation of treatment with FILSPARI. Patients who can become pregnant must use effective contraception before the initiation of treatment, during treatment, and for one month after discontinuation of treatment with FILSPARI.
Contraindications: FILSPARI is contraindicated in patients who are pregnant. Do not coadminister FILSPARI with angiotensin receptor blockers (ARBs), endothelin receptor antagonists (ERAs), or aliskiren.
Warnings and Precautions
•Hepatotoxicity:
Hepatotoxicity: Elevations in ALT or AST of at least 3-fold ULN have been observed. To reduce the risk of potential serious hepatotoxicity, measure serum aminotransferase levels and total bilirubin prior to initiation of treatment, monthly for the first 12 months, then every 3 months during treatment.
Advise patients with symptoms suggesting hepatotoxicity (nausea, vomiting, right upper quadrant pain, fatigue, anorexia, jaundice, dark urine, fever, or itching) to immediately stop treatment with FILSPARI and seek medical attention. If aminotransferase levels are abnormal at any time during treatment, interrupt FILSPARI and monitor as recommended.
Consider re-initiation of FILSPARI only when hepatic enzyme levels and bilirubin return to pretreatment values and only in patients who have not experienced clinical symptoms of hepatotoxicity.
Avoid initiation of FILSPARI in patients with elevated aminotransferases (>3x ULN) prior to drug initiation.
•Embryo-Fetal Toxicity: FILSPARI can cause fetal harm. Advise patients who can become pregnant of the potential risk to a fetus. Obtain a pregnancy test and advise patients who can become pregnant to use effective contraception prior to, during, and one month after discontinuation of FILSPARI treatment.
•FILSPARI REMS: FILSPARI is available only through a restricted program under a REMS called the FILSPARI REMS.
Important requirements include:
–Prescribers must be certified with the FILSPARI REMS by enrolling and completing training.
–All patients must enroll in the FILSPARI REMS prior to initiating treatment and comply with monitoring requirements.
–Pharmacies that dispense FILSPARI must be certified with the FILSPARI REMS and must dispense only to patients who are authorized to receive FILSPARI.
Further information is available at www.filsparirems.com or 1-833-513-1325.
Please see Full Prescribing Information for FILSPARI here
Forward-Looking Statements
This press release contains “forward-looking statements” as that term is defined in the Private Securities Litigation Reform Act of 1995. Without limiting the foregoing, these statements are often identified by the words “on-track,” “positioned,” “look forward to,” “will,” “would,” “may,” “might,” “believes,” “anticipates,” “plans,” “expects,” “intends,” “potential,” or similar expressions. In addition, expressions of our strategies, intentions or plans are also forward-looking statements. Such forward-looking statements include, but are not limited to, references to: statements regarding the continuing commercial launch of FILSPARI and trends related thereto; the potential for FILSPARI to receive full approval for the treatment of IgAN in the U.S. and the anticipated timing thereof; statements related to the anticipated launch of FILSPARI for the treatment of IgAN in certain European markets and the anticipated timing thereof; statements relating to clinical studies, including but not limited to the anticipated timing for topline data for the Phase 3 HARMONY Study and topline data from Renalys Pharma’s study in Japanese patients with IgA nephropathy; statements regarding the potential to deliver significant growth in 2024 and beyond; statements regarding plans to engage with the FDA on potential regulatory pathways for sparsentan in FSGS and the anticipated timing thereof; statements regarding the potential for pegtibatinase to become the only disease modifying therapy for HCU; statements regarding future milestone payments; and the potential inclusion of FILSPARI into the KDIGO guidelines. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. No forward-looking statement can be guaranteed. Among the factors that could cause actual results to differ materially from those indicated in the forward-looking statements are risks and uncertainties associated with the regulatory review and approval process, as well as risks and uncertainties associated with the Company’s business and finances in general, the success of its commercial products and risks and uncertainties associated with the Company’s preclinical and clinical stage pipeline. Specifically, the Company faces risks associated with the ongoing commercial launch of FILSPARI, market acceptance of its commercial products including efficacy, safety, price, reimbursement, and benefit over competing therapies, as well as risks associated with the successful development and execution of commercial strategies for such products, including FILSPARI. The risks and uncertainties the Company faces with respect to its preclinical and clinical stage pipeline include risk that the Company’s clinical candidates will not be found to be safe or effective and that current or anticipated future clinical trials will not proceed as planned. Specifically, the Company faces risks related to the timing and potential outcome of the studies described herein, and the timing and potential outcome of the FDA’s review of the Company’s sNDA submission for full approval of FILSPARI in IgAN. There is no guarantee that regulators will grant full approval of sparsentan for IgAN or FSGS. The Company also faces the risk that it will be unable to raise additional funding that may be required to complete development of any or all of its product candidates, including as a result of macroeconomic conditions; risks relating to the Company’s dependence on contractors for clinical drug supply and commercial manufacturing; uncertainties relating to patent protection and exclusivity periods and intellectual property rights of third parties; risks associated with regulatory interactions; and risks and uncertainties relating to competitive products, including current and potential future generic competition with certain of the Company’s products, and technological changes that may limit demand for the Company’s products. The Company also faces additional risks associated with global and macroeconomic conditions, including health epidemics and pandemics, including risks related to potential disruptions to clinical trials, commercialization activity, supply chain, and manufacturing operations. You are cautioned not to place undue reliance on these forward-looking statements as there are important factors that could cause actual results to differ materially from those in forward-looking statements, many of which are beyond our control. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise. Investors are referred to the full discussion of risks and uncertainties, including under the heading “Risk Factors”, as included in the Company’s most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission.

TRAVERE THERAPEUTICS, INC.
CONSOLIDATED BALANCE SHEETS
(in thousands, except share amounts)

	March 31, 2024	December 31, 2023
Assets	(unaudited)
Current assets:
Cash and cash equivalents	$43,251	$58,176
Marketable debt securities, at fair value	397,793	508,675
Accounts receivable, net	22,731	21,179
Inventory	4,532	9,410
Prepaid expenses and other current assets	12,769	19,335
Total current assets	481,076	616,775

Long-term inventory	37,774	31,494
Property and equipment, net	6,943	7,479
Operating lease right of use assets	17,271	18,061
Intangible assets, net	101,182	104,443
Other assets	19,301	10,661
Total assets	$663,547	$788,913

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$16,725	$41,675
Accrued expenses	139,580	118,991
Deferred revenue, current portion	6,460	7,096
Operating lease liabilities, current portion	5,036	4,909
Other current liabilities	5,428	5,237
Total current liabilities	173,229	177,908
Convertible debt	377,693	377,263
Deferred revenue, less current portion	888	1,835
Operating lease liabilities, less current portion	21,287	22,612
Other non-current liabilities	16,379	8,485
Total liabilities	589,476	588,103

Stockholders' Equity:
Preferred stock $0.0001 par value; 20,000,000 shares authorized; 0 issued and outstanding as of March 31, 2024 and December 31, 2023	—	—
Common stock $0.0001 par value; 200,000,000 shares authorized; 76,108,829, and 75,367,117 issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	8	7
Additional paid-in capital	1,337,638	1,327,881
Accumulated deficit	(1,261,683)	(1,125,622)
Accumulated other comprehensive loss	(1,892)	(1,456)
Total stockholders' equity	74,071	200,810
Total liabilities and stockholders' equity	$663,547	$788,913
Note: Certain adjustments / reclassifications have been made to prior periods to conform to current year presentation.

TRAVERE THERAPEUTICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
	(unaudited)
Net product sales:
Tiopronin products	$20,150	$21,174
FILSPARI	19,834	3,004
Total net product sales	39,984	24,178
License and collaboration revenue	1,390	6,710
Total revenue	41,374	30,888

Operating expenses:
Cost of goods sold	1,504	4,145
Research and development	49,420	58,162
Selling, general and administrative	64,223	65,950
In-process research and development	65,205	—
Restructuring	259	—
Total operating expenses	180,611	128,257

Operating loss	(139,237)	(97,369)

Other income (expenses), net:
Interest income	6,032	3,646
Interest expense	(2,800)	(2,850)
Other income, net	238	87
Total other income, net	3,470	883

Loss from continuing operations before income tax provision	(135,767)	(96,486)
Income tax provision on continuing operations	(191)	(78)

Loss from continuing operations, net of tax	(135,958)	(96,564)
(Loss) income from discontinued operations, net of tax	(103)	10,233
Net loss	$(136,061)	$(86,331)

Per share data:
Net loss per common share	$(1.76)	$(1.27)
Weighted average common shares outstanding	77,136,493	68,174,099
Note: Certain adjustments / reclassifications have been made to prior periods to conform to current year presentation.

TRAVERE THERAPEUTICS, INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION
(in thousands, except share and per share data)
(unaudited)

	Three Months Ended March 31,
	2024	2023
GAAP operating loss	$(139,237)	$(97,369)

R&D operating expense	(49,420)	(58,162)

Stock compensation	3,657	4,481
Amortization & depreciation	—	2,394
Subtotal non-GAAP items	3,657	6,875
Non-GAAP R&D expense	(45,763)	(51,287)

SG&A operating expense	(64,223)	(65,950)

Stock compensation	6,100	9,283
Amortization & depreciation	9,880	7,152
Subtotal non-GAAP items	15,980	16,435
Non-GAAP SG&A expense	(48,243)	(49,515)

Subtotal non-GAAP items	19,637	23,310
Non-GAAP operating loss	$(119,600)	$(74,059)

GAAP net income (loss)	$(136,061)	$(86,331)
Non-GAAP operating loss adjustments	19,637	23,310
Income tax provision	191	78
Non-GAAP net income (loss) (1)	$(116,233)	$(62,943)

Per share data:
Net loss per common share	$(1.51)	$(0.92)
Weighted average common shares outstanding	77,136,493	68,174,099

(1) Non-GAAP net income (loss) includes income from discontinued operations but excludes non-GAAP adjustments for the effect of discontinued operations.
Note: Certain adjustments / reclassifications have been made to prior periods to conform to current year presentation.